UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 19, 2008

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 17, 2008, Wave Systems Corp. (the “Company”) received notification from the Listing Qualifications division of The Nasdaq Stock Market indicating that the Company’s Class A common stock is subject to potential delisting from The Nasdaq Global Market because the market value of the Company’s common stock was below $50 million for 10 consecutive business days, and, therefore, did not meet the requirement set forth in Nasdaq Marketplace Rule 4450(b)(1)(A) (the “Market Value Rule”).  This notice was the subject of the Company’s filing on Form 8-K filed on July 17, 2008.

Thereafter, on August 12, 2008, the Company received an additional notification from the Listing Qualifications division of The Nasdaq Stock Market indicating that the Company’s Class A common stock is subject to potential delisting from The Nasdaq Global Market because for the prior 30 consecutive business days, the bid price of the Company’s Class A common stock closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 4450 (the “Bid Price Rule”).  This notice was the subject of the Company’s filing on Form 8-K filed on August 12, 2008.

In accordance with Nasdaq Marketplace Rule 4450(e)(4), the Company was provided a period of 30 calendar days, or until August 18, 2008, to regain compliance with the Market Value Rule, and, in accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company was provided 180 calendar days, or until February 9, 2009, to regain compliance with the Bid Price Rule.

On August 19, 2008, Company received notification from The Nasdaq Stock Market indicating that the Company failed to regain compliance with the Market Value Rule for continued inclusion on The Nasdaq Global Market.  Under the Nasdaq rules, Wave plans to request an appeal hearing before the Listings Qualifications Panel and expects such hearing to be held within four to six weeks. However, there can be no assurance that the Panel will grant the Company’s request for continued listing.  The Company’s shares will continue to be listed on The Nasdaq Global Market pending the outcome of the appeal. In the event of an unfavorable determination by the Listing Qualifications Panel, the Company would alternatively apply to have its common stock transferred to The Nasdaq Capital Market, as long as it satisfies the requirements for inclusion set forth in the Marketplace Rules, other than the minimum bid requirement. The Nasdaq Capital Market’s aggregate market value continued listing requirement is $35 million. The Company may also elect to make such application prior to the hearing of the appeal. If such application is approved, Wave may be afforded the remainder of The Nasdaq Capital Market’s 180 calendar day compliance period (i.e. until February 9, 2009) in order to regain compliance with the Bid Price Rule.

A copy of the Company’s press release announcing this information is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                           Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1	Press release, dated August 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Gerard T. Feeney
Gerard T. Feeney
Chief Financial Officer

Dated: August 19, 2008

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release, dated August 19, 2008.